Exhibit 99.1

               Yahoo! Reports First Quarter 2004 Financial Results

            Company Posts Revenues of $758 Million, Operating Income
              of $132 Million, Operating Income Before Depreciation
                        and Amortization of $211 Million

     SUNNYVALE, Calif.--(BUSINESS WIRE)--April 7, 2004--

     Yahoo! Inc. (Nasdaq:YHOO) today reported results for the first quarter ended March 31, 2004.

     "Yahoo!'s performance surpassed even our high expectations, delivering the most successful quarter in the Company's history," said Terry Semel, chairman and chief executive officer, Yahoo!. "With our products more popular than ever before, we have experienced success across our entire business including strong growth in our fee-based and marketing services."

     -- Revenues were $758 million in the first quarter of 2004, compared to $283 million in the same period of 2003.

     -- Revenues excluding traffic acquisition costs ("TAC") were $550 million in the first quarter of 2004, compared to $283 million for the same period of 2003.

     -- Gross profit for the first quarter of 2004 was $476 million, compared to $240 million for the same period of 2003.

     -- Operating income for the first quarter of 2004 was $132 million, compared to $55 million for the same period of 2003.

     -- Operating income before depreciation and amortization for the first quarter of 2004 was $211 million, compared to $85 million for the same period of 2003.

     -- Cash flow from operating activities for the first quarter of 2004 was $236 million, compared to $99 million for the same period of 2003.

     -- Free cash flow for the first quarter of 2004 was $197 million, compared to $78 million for the same period of 2003.

     "Yahoo! is off to a great start in 2004. Our growth is a result of very impressive performance from our ongoing operations, leveraged further by recent acquisitions," said Susan Decker, chief financial officer, Yahoo!. "Looking forward, we are focused on making the appropriate investments and capital allocation decisions to help ensure sustainable, long-term growth. Due to our increased optimism about our business, we have raised our financial outlook for the full year 2004."

     First Quarter 2004 Financial Highlights

     Cash flow from operating activities and Free cash flow: Cash flow from operating activities for the first quarter of 2004 totaled $236 million, compared to $99 million for the same period of 2003. Free cash flow for the first quarter of 2004 totaled $197 million, a 153 percent increase over the $78 million reported for the same period of 2003.

     Cash, cash equivalents and investments in marketable debt and equity securities increased by approximately $219 million to $2,790 million at March 31, 2004, compared to $2,571 million at December 31, 2003. In addition to the free cash flow of $197 million generated for the quarter ended March 31, 2004, the company increased its cash, cash equivalents and investments in marketable debt and equity securities balances by $92 million related to issuance of common stock from exercise of employee stock options and approximately $24 million related to other investing activities, offset by approximately $50 million used to enter into a structured stock repurchase transaction and approximately $44 million used for acquisitions completed in the first quarter of 2004, net of cash acquired. The structured stock repurchase will mature in the third quarter of 2004, at which point depending on the price per share of Yahoo! shares, Yahoo! will either repurchase shares or receive the $50 million investment and a premium.

     Revenues: In the first quarter of 2004, Yahoo! reported revenues of $758 million, a 168 percent increase compared to the $283 million reported in the same period in 2003.

     Marketing services revenue for the first quarter of 2004 totaled $635 million, a 235 percent increase from the $190 million reported in the same period in 2003. This amount includes approximately $10 million related to a one-time gain from unredeemed third party loyalty program points that expired during the quarter. The year over year increase in marketing services revenue (excluding the gain related to the points expiration) resulted from a 48 percent growth in Yahoo!'s organic marketing services revenues, primarily in the search and marketplace properties, and incremental revenue associated with acquisitions completed during the past year.

     Fees revenue for the first quarter of 2004 totaled $88 million, a 39 percent increase compared to the $64 million reported in the same period in 2003. This increase was primarily driven by the growth in the number of paying relationships for Yahoo!'s premium services, which were approximately 5.8 million at March 31, 2004 compared to approximately 2.9 million at March 31, 2003.

     Listings revenue for the first quarter of 2004 totaled $34 million, a 16 percent increase compared to the $29 million reported in the same period in 2003. This increase was primarily driven by our search and marketplace listings.

     Revenues excluding TAC and Gross profit: Revenues excluding TAC for the first quarter of 2004 totaled $550 million, a 94 percent increase compared to the $283 million in the same period of 2003. Gross profit for the first quarter of 2004 totaled $476 million, compared to $240 million in the same period of 2003. The increase in revenues excluding TAC for the quarter ended March 31, 2004, when compared to the same period in 2003, resulted from the combination of a strong increase in revenues from Yahoo!'s organic marketing services revenues, as well as the incremental revenue associated with the acquisitions completed during the past year.

     Operating income and Operating income before depreciation and amortization:
Operating income for the first quarter of 2004 totaled $132 million, compared to $55 million in the same period of 2003. Operating income before depreciation and amortization for the first quarter of 2004 totaled $211 million, a 149 percent increase compared to the $85 million achieved in the same period of 2003. The increase in operating income and operating income before depreciation and amortization for the quarter ended March 31, 2004, when compared to the same period in 2003, reflects strong growth in revenues excluding TAC while maintaining ongoing cost discipline.

     Net Income: Net income for the first quarter of 2004 was $101 million or $0.14 per diluted share (which included $0.01 per diluted share related to the one-time gain from unredeemed third party loyalty program points that expired during the quarter), compared with $47 million or $0.08 per diluted share for the same period of 2003.

     Stock Split: Yahoo!'s Board of Directors approved a two-for-one split of all outstanding shares of the company's common stock, payable May 11, 2004 to stockholders of record on April 26, 2004.

     Please refer to the "Note to Unaudited Condensed Consolidated Statements of Operations" for definition of these key financial measures and "Business Outlook" attached to this press release.

     Quarterly Conference Call

     Yahoo! will host a conference call to discuss first quarter results at 5:00 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information can be accessed through the Company's Investor Relations Web site at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 8685021

     About Yahoo!

     Yahoo! Inc. headquartered in Sunnyvale, Calif., is a leading provider of comprehensive online products and services to consumers and businesses worldwide. Yahoo! is the No. 1 Internet brand globally and the most trafficked Internet destination worldwide.

     This press release includes the financial measures revenues excluding traffic acquisition costs, operating income before depreciation and amortization and free cash flow. These measures are defined as non-GAAP financial measures by the Securities and Exchange Commission and may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note to Unaudited Condensed Consolidated Statements of Operations and Reconciliations to Unaudited Condensed Consolidated Statements of Operations included in this press release for further information regarding these non-GAAP financial measures.

     This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, decreases or delays in marketing services spending, including performance of the Company's recently acquired businesses; the actual increases in demand by customers for Yahoo!'s premium services; acceptance of new products and services; general economic conditions; risks related to the integration of recent acquisitions; the ability to adjust to changes in personnel, including management changes; and the dependence on third parties for technology, services, content and distribution. All information set forth in this release and its attachments is as of April 7, 2004. Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which will be filed with the SEC in the second quarter of 2004.

     Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.


                                   Yahoo! Inc.
            Unaudited Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                              Three Months Ended
                                                   March 31,
                                         -----------------------------
                                              2003            2004
                                         -------------- --------------

Revenues                                 $    282,948   $     757,786

Cost of revenues                               43,132         281,705

                                          ------------   -------------
Gross profit                                  239,816         476,081
                                          ------------   -------------

Operating expenses:
  Sales and marketing                         113,479         166,295
  Product development                          36,398          76,989
  General and administrative                   28,640          57,556
  Stock compensation expense(1)                   575          12,572
  Amortization of intangibles                   5,747          30,512
                                          ------------   -------------
    Total operating expenses                  184,839         343,924
                                          ------------   -------------

Income from operations                         54,977         132,157

Other income, net                              12,530          14,378
Earnings in equity interests                    9,729          19,868
Minority interests in operations of
 consolidated subsidiaries                     (1,908)           (482)
                                          ------------   -------------

Income before income taxes                     75,328         165,921

Provision for income taxes                     28,625          64,709
                                          ------------   -------------

Net income                               $     46,703   $     101,212
                                          ============   =============

Net income per share - diluted           $       0.08   $        0.14
                                          ============   =============

Shares used in per share calculation -
 diluted                                      615,788         713,274
                                          ============   =============


(1) Stock compensation expense is allocated as follows:

Sales and marketing                      $        209   $       3,605
Product development                               286           4,723
General and administrative                         80           4,244
                                          ------------   -------------
Total stock compensation expense         $        575   $      12,572
                                          ============   =============

----------------------------------------------------------------------
Supplemental Financial Data (See Note)
--------------------------------------
Revenues excluding traffic acquisition
 costs ("TAC")                           $    282,948   $     550,150
Operating income before depreciation and
 amortization                            $     84,625   $     210,921
Free cash flow                           $     78,125   $     197,286
----------------------------------------------------------------------


                                   Yahoo! Inc.
        Note to Unaudited Condensed Consolidated Statements of Operations

The Company believes that the non-GAAP financial measures revenues excluding traffic acquisition costs ("TAC"), operating income before depreciation and amortization and free cash flow are helpful, when presented in conjunction with the comparable GAAP measures of gross profit, income from operations, and cash flow from operating activities.

Revenues excluding TAC is defined as gross profit before other cost of revenues. We believe this performance measure is useful to management and investors as it is more comparable to our historical profitability, because traffic acquisition costs paid to affiliates of Overture Services, Inc., ("Overture"), which the Company acquired on October 7, 2003, are a significant percentage of revenues generated from Overture's sponsored search services. A limitation of revenues excluding TAC is that other cost of revenues are excluded and therefore it does not represent the actual gross profit for the period.

Operating income before depreciation and amortization is defined as income (loss) from operations before depreciation, amortization of intangible assets and amortization of stock compensation expense. We consider operating income before depreciation and amortization to be an important indicator of the operational strength of the Company. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock compensation expense from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company as depreciation and amortization costs are not directly attributable to the underlying performance of the Company's business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include all expenses related to our workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of our consolidated statements of operations.

Free cash flow is defined as cash flow from operating activities less capital expenditures. In addition, for the quarters ended June 30, 2002 and December 31, 2003, free cash flow also included change in long-term deferred revenue and Overture receivable settled through acquisition, respectively. Change in long-term deferred revenue represented cash payments received in advance of revenue recognized. Overture receivable settled through acquisition represented a Yahoo! accounts receivable balance owed from Overture that was settled as part of the acquisition. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

In addition, management refers to these financial measures to facilitate internal and external comparisons to the Company's historical operating results, in making operating decisions, for budget planning purposes, and in some cases to form the basis upon which management is compensated. These measures should be considered in addition to, not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities, or other measures of financial performance prepared in accordance with generally accepted accounting principles.


                                   Yahoo! Inc.
               Reconciliations to Unaudited Condensed Consolidated
                            Statements of Operations
                                 (in thousands)

                                              Three Months Ended
                                                   March 31,
                                         -----------------------------
                                              2003            2004
                                         -------------- --------------
Revenues for groups of similar services:
  Marketing services                     $    189,965   $     635,468
  Fees                                         63,729          88,470
  Listings                                     29,254          33,848
                                          ------------   -------------
  Total revenues                         $    282,948   $     757,786
                                          ============   =============

Revenues by segment:
  United States                          $    238,546   $     599,271
  International                                44,402         158,515
                                          ------------   -------------
  Total revenues                         $    282,948   $     757,786
                                          ============   =============

Cost of revenues:
  Traffic acquisition costs ("TAC")      $          -   $     207,636
  Other cost of revenues                       43,132          74,069
                                          ------------   -------------
  Total cost of revenues                 $     43,132   $     281,705
                                          ============   =============

Revenues excluding TAC:
  Gross profit                           $    239,816   $     476,081
  Other cost of revenues                       43,132          74,069
                                          ------------   -------------
  Revenues excluding TAC                 $    282,948   $     550,150
                                          ============   =============

Revenues excluding TAC by segment:
  United States:
  Gross profit                           $    203,228   $     389,108
  Other cost of revenues                       35,318          62,617
                                          ------------   -------------
  Revenues excluding TAC                 $    238,546   $     451,725
                                          ============   =============

  International:
  Gross profit                           $     36,588   $      86,973
  Other cost of revenues                        7,814          11,452
                                          ------------   -------------
  Revenues excluding TAC                 $     44,402   $      98,425
                                          ============   =============

Operating income before depreciation and amortization:
  Income from operations                 $     54,977   $     132,157
  Depreciation and amortization                29,073          66,192
  Stock compensation expense                      575          12,572
                                          ------------   -------------
Operating income before depreciation and
 amortization                            $     84,625   $     210,921
                                          ============   =============

Operating income before depreciation and amortization by segment:
  Operating income before depreciation
   and amortization - United States      $     77,523   $     191,254
  Operating income before depreciation
   and amortization - International             7,102          19,667
                                          ------------   -------------
  Operating income before depreciation
   and amortization                            84,625         210,921

  Corporate and unallocated operating
   costs and expenses:
     Depreciation and amortization            (29,073)        (66,192)
     Stock compensation expense                  (575)        (12,572)
                                          ------------   -------------
     Income from operations              $     54,977   $     132,157
                                          ============   =============

  United States
  Income from operations                 $     51,000   $     121,289
  Depreciation and amortization                25,948          59,300
  Stock compensation expense                      575          10,665
                                          ------------   -------------
  Operating income before depreciation
   and amortization - United States      $     77,523   $     191,254
                                          ============   =============

  International
  Income from operations                 $      3,977   $      10,868
  Depreciation and amortization                 3,125           6,892
  Stock compensation expense                        -           1,907
                                          ------------   -------------
  Operating income before depreciation
   and amortization - International      $      7,102   $      19,667
                                          ============   =============

Free cash flow:
  Cash flow from operating activities    $     98,628   $     235,975
  Acquisition of property and equipment,
   net                                        (20,503)        (38,689)

                                          ------------   -------------
  Free cash flow                         $     78,125   $     197,286
                                          ============   =============


                                   Yahoo! Inc.
                                Business Outlook

Business Outlook

The following business outlook is based on current information (including the effect of our acquisition of Kelkoo S.A.) and expectations as of April 7, 2004. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations Web site throughout the current quarter. It is currently expected the full business outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the full business outlook or any portion thereof at any time.

                                       Three months          Year
                                         ending             ending
                                        June 30,          December 31,
                                           2004              2004
                                      --------------  ----------------

Revenues excluding traffic acquisition
 costs(2) ("TAC") outlook (in millions):
  Gross Profit                          $500 - $530   $2,080 - $2,170
  Other cost of revenues                 $80 - $85     $325  - $350
                                      --------------  ----------------
  Revenues excluding TAC                $580 - $615   $2,405 - $2,520
                                      ==============  ================

Operating income before depreciation and
 amortization(2) outlook (in millions):
  Income from operations                $131 - $148     $575 - $625
  Depreciation and amortization          $70 - $75      $280 - $300
  Stock compensation expense              $9 - $12       $35 - $45
                                      --------------  ----------------
  Operating income before depreciation
   and amortization                     $210 - $235     $890 - $970
                                      ==============  ================

(2) Refer to Note to Unaudited Condensed Consolidated Statements of
    Operations.


                                   Yahoo! Inc.
            Unaudited Condensed Consolidated Statements of Cash Flows
                                 (in thousands)

                                              Three Months Ended
                                                    March 31,
                                         -----------------------------
                                              2003            2004
                                         -------------- --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                             $     46,703   $     101,212
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization              29,073          66,192
    Tax benefits from stock options            21,057          60,750
    Earnings in equity interests               (9,729)        (19,868)
    Minority interests in operations of
     consolidated subsidiaries                  1,908             482
    Stock compensation expense                    575          12,572
    Other noncash charges                       3,012          (1,273)
    Changes in assets and liabilities,
     net of effects of acquisitions:
      Accounts receivable, net                (15,347)          1,189
      Prepaid expenses and other assets         5,215          (4,410)
      Accounts payable                          2,603         (17,909)
      Accrued expenses and other
       liabilities                              4,260          32,303
      Deferred revenue                          9,298           4,735
                                          ------------   -------------
Net cash provided by operating activities      98,628         235,975
                                          ------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment,
   net                                        (20,503)        (38,689)
  Purchases of marketable securities         (137,440)       (514,555)
  Proceeds from sales and maturities of
   marketable securities                      430,518         382,060
  Acquisitions, net of cash acquired         (228,318)        (43,517)
  Proceeds from sales of other
   investments                                  1,281          10,661
                                          ------------   -------------
Net cash provided by (used in) investing
 activities                                    45,538        (204,040)
                                          ------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock,
   net                                         23,567          92,295
  Structured stock repurchase                       -         (50,000)
                                          ------------   -------------
Net cash provided by financing activities      23,567          42,295
                                          ------------   -------------

Effect of exchange rate changes on cash
 and cash equivalents                            (262)          3,040

Net change in cash and cash equivalents       167,471          77,270
Cash and cash equivalents, beginning of
 period                                       310,972         713,539
                                          ------------   -------------

Cash and cash equivalents, end of period $    478,443   $     790,809
                                          ============   =============


                                   Yahoo! Inc.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (in thousands)

                                          December 31,    March 31,
                                             2003           2004
                                      ---------------- ---------------

ASSETS
Current assets:
  Cash and cash equivalents              $    713,539   $     790,809
  Short-term investments in marketable
   securities                                 595,978         767,118
  Accounts receivable, net                    282,415         281,966
  Prepaid expenses and other current
   assets                                     129,777         138,052
                                          ------------   -------------
    Total current assets                    1,721,709       1,977,945

Long-term investments in marketable
 securities                                 1,261,693       1,232,343
Property and equipment, net                   449,512         449,428
Goodwill                                    1,805,561       1,849,111
Intangible assets, net                        445,640         433,477
Other assets                                  247,539         249,883
                                          ------------   -------------
  Total assets                           $  5,931,654   $   6,192,187
                                          ============   =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                       $     31,890   $      15,234
  Accrued and other current liabilities       483,628         516,415
  Deferred revenue                            192,278         200,991
                                          ------------   -------------
    Total current liabilities                 707,796         732,640

Long term debt                                750,000         750,000
Other liabilities                              72,890          75,996
Minority interests in consolidated
 subsidiaries                                  37,478          42,060
Stockholders' equity                        4,363,490       4,591,491
                                          ------------   -------------
  Total liabilities and stockholders'
   equity                                $  5,931,654   $   6,192,187
                                          ============   =============


                                   Yahoo! Inc.
        Unaudited Supplemental Financial Information and Business Metrics
                                 (in thousands)

                    Q1         Q2         Q3         Q4         Q1
                   2003       2003       2003       2003       2004
                ---------- ---------- ---------- ---------- ----------

Revenues for groups of similar services:
 Marketing
  services     $  189,965 $  219,198 $  245,072 $  545,498 $  635,468
 Fees              63,729     69,926     79,358     85,179     88,470
 Listings          29,254     32,282     32,391     33,245     33,848
                ---------- ---------- ---------- ---------- ----------
 Total
  revenues     $  282,948 $  321,406 $  356,821 $  663,922 $  757,786
                ========== ========== ========== ========== ==========

Revenues for groups of similar services (Trailing Twelve Months):
 Marketing
  services     $  703,858 $  771,346 $  850,657 $1,199,733 $1,645,236
 Fees             232,124    252,987    275,014    298,192    322,933
 Listings         107,368    114,631    121,291    127,172    131,766
                ---------- ---------- ---------- ---------- ----------
 Total
  revenues     $1,043,350 $1,138,964 $1,246,962 $1,625,097 $2,099,935
                ========== ========== ========== ========== ==========

Revenues by segment:
 United States $  238,546 $  271,345 $  299,759 $  545,503 $  599,271
 International     44,402     50,061     57,062    118,419    158,515
                ---------- ---------- ---------- ---------- ----------
 Total
  revenues     $  282,948 $  321,406 $  356,821 $  663,922 $  757,786
                ========== ========== ========== ========== ==========

Revenues by segment (Trailing Twelve Months):
 United States $  878,532 $  962,412 $1,052,036 $1,355,153 $1,715,878
 International    164,818    176,552    194,926    269,944    384,057
                ---------- ---------- ---------- ---------- ----------
 Total
  revenues     $1,043,350 $1,138,964 $1,246,962 $1,625,097 $2,099,935
                ========== ========== ========== ========== ==========

Cost of revenues:
 Traffic acqui-
  sition costs
  ("TAC")      $        - $        - $        - $  152,583 $  207,636
 Other cost of
  revenues         43,132     46,842     47,287     68,259     74,069
                ---------- ---------- ---------- ---------- ----------
 Total cost of
  revenues     $   43,132 $   46,842 $   47,287 $  220,842 $  281,705
                ========== ========== ========== ========== ==========

Cost of revenues (Trailing Twelve Months):
 Traffic
  acquisition
  costs        $        - $        - $        - $  152,583 $  360,219
 Other cost of
  revenues        168,192    173,326    179,580    205,520    236,457
                ---------- ---------- ---------- ---------- ----------
 Total cost of
  revenues     $  168,192 $  173,326 $  179,580 $  358,103 $  596,676
                ========== ========== ========== ========== ==========

Revenues excluding TAC:
 Gross profit  $  239,816 $  274,564 $  309,534 $  443,080 $  476,081
 Other cost of
  revenues         43,132     46,842     47,287     68,259     74,069
                ---------- ---------- ---------- ---------- ----------
 Revenues
  excluding
  TAC          $  282,948 $  321,406 $  356,821 $  511,339 $  550,150
                ========== ========== ========== ========== ==========

Revenues excluding TAC (Trailing twelve months):
 Gross profit  $  875,158 $  965,638 $1,067,382 $1,266,994 $1,503,259
 Other cost of
  revenues        168,192    173,326    179,580    205,520    236,457
                ---------- ---------- ---------- ---------- ----------
 Revenues
  excluding
  TAC          $1,043,350 $1,138,964 $1,246,962 $1,472,514 $1,739,716
                ========== ========== ========== ========== ==========

Revenues excluding TAC by segment:
 United States:
 Gross profit  $  203,228 $  232,890 $  261,290 $  371,557 $  389,108
 Other cost of
  revenues         35,318     38,455     38,469     58,446     62,617
                ---------- ---------- ---------- ---------- ----------
 Revenues
  excluding
  TAC          $  238,546 $  271,345 $  299,759 $  430,003 $  451,725
                ========== ========== ========== ========== ==========

 International:
 Gross profit  $   36,588 $   41,674 $   48,244 $   71,523 $   86,973
 Other cost of
  revenues          7,814      8,387      8,818      9,813     11,452
                ---------- ---------- ---------- ---------- ----------
 Revenues
  excluding
  TAC          $   44,402 $   50,061 $   57,062 $   81,336 $   98,425
                ========== ========== ========== ========== ==========

Revenues excluding TAC by segment (Trailing Twelve Months):
 United States:
 Gross profit  $  744,266 $  822,088 $  905,792 $1,068,965 $1,254,845
 Other cost of
  revenues        134,266    140,324    146,244    170,688    197,987
                ---------- ---------- ---------- ---------- ----------
 Revenues
  excluding
  TAC          $  878,532 $  962,412 $1,052,036 $1,239,653 $1,452,832
                ========== ========== ========== ========== ==========

 International:
 Gross profit  $  130,892 $  143,550 $  161,590 $  198,029 $  248,414
 Other cost of
  revenues         33,926     33,002     33,336     34,832     38,470
                ---------- ---------- ---------- ---------- ----------
 Revenues
  excluding
  TAC          $  164,818 $  176,552 $  194,926 $  232,861 $  286,884
                ========== ========== ========== ========== ==========

Operating income before depreciation and amortization:
 Income from
  operations   $   54,977 $   62,772 $   83,498 $   94,419 $  132,157
 Depreciation
  and
  amortization     29,073     34,503     33,013     63,099     66,192
 Stock
  compensation
  expense             575        891        485     20,078     12,572
                ---------- ---------- ---------- ---------- ----------
 Operating
  income before
  depreciation
  and
  amortization  $   84,625 $   98,166 $  116,996 $  177,596 $  210,921
                ========== ========== ========== ========== ==========

Operating income before depreciation and amortization (Trailing
 Twelve Months):
 Income from
  operations   $  147,340 $  202,594 $  256,615 $  295,666 $  372,846
 Depreciation
  and
  amortization    115,507    122,534    125,796    159,688    196,807
 Stock
  compensation
  expense           3,357      3,129      2,661     22,029     34,026
                ---------- ---------- ---------- ---------- ----------
 Operating
  income before
  depreciation
  and
  amortization  $  266,204 $  328,257 $  385,072 $  477,383 $  603,679
                ========== ========== ========== ========== ==========

Operating income before depreciation and amortization by segment:
 Operating
  income before
  depreciation
  and
  amortization -
  United
  States       $   77,523 $   91,446 $  106,607 $  165,796 $  191,254
 Operating
  income before
  depreciation
  and
  amortization -
  International     7,102      6,720     10,389     11,800     19,667
                ---------- ---------- ---------- ---------- ----------
 Operating
  income before
  depreciation
  and
  amortization     84,625     98,166    116,996    177,596    210,921

 Depreciation
  and
  amortization    (29,073)   (34,503)   (33,013)   (63,099)   (66,192)
 Stock
  compensation
  expense            (575)      (891)      (485)   (20,078)   (12,572)
                ---------- ---------- ---------- ---------- ----------
 Income from
  operations   $   54,977 $   62,772 $   83,498 $   94,419 $  132,157
                ========== ========== ========== ========== ==========

Operating income before depreciation and amortization by segment
 (Trailing Twelve Months):
 Operating
  income before
  depreciation
  and
  amortization -
  United
  States       $  257,795 $  309,568 $  357,601 $  441,372 $  555,103
 Operating
  income before
  depreciation
  and
  amortization -
  International     8,409     18,689     27,471     36,011     48,576
                ---------- ---------- ---------- ---------- ----------
 Operating
  income before
  depreciation
  and
  amortization    266,204    328,257    385,072    477,383    603,679

 Depreciation
  and
  amortization   (115,507)  (122,534)  (125,796)  (159,688)  (196,807)
 Stock
  compensation
  expense          (3,357)    (3,129)    (2,661)   (22,029)   (34,026)
                ---------- ---------- ---------- ---------- ----------
 Income from
  operations   $  147,340 $  202,594 $  256,615 $  295,666 $  372,846
                ========== ========== ========== ========== ==========

Operating income before depreciation and amortization by segment:
 United States
 Income from
  operations   $   51,000 $   60,472 $   77,684 $   90,246 $  121,289
 Depreciation
  and
  amortization     25,948     30,083     28,438     57,423     59,300
 Stock
  compensation
  expense             575        891        485     18,127     10,665
                ---------- ---------- ---------- ---------- ----------
 Operating
  income before
  depreciation
  and
  amortization -
  United
  States       $   77,523 $   91,446 $  106,607 $  165,796 $  191,254
                ========== ========== ========== ========== ==========

 International
 Income from
  operations   $    3,977 $    2,300 $    5,814 $    4,173 $   10,868
 Depreciation
  and
  amortization      3,125      4,420      4,575      5,676      6,892
 Stock
  compensation
  expense               -          -          -      1,951      1,907
                ---------- ---------- ---------- ---------- ----------
 Operating
  income before
  depreciation
  and
  amortization -
  Interna-
  tional       $    7,102 $    6,720 $   10,389 $   11,800 $   19,667
                ========== ========== ========== ========== ==========

Operating income before depreciation and amortization by segment
 (Trailing Twelve Months):
 United States
 Income from
  operations   $  150,646 $  197,244 $  244,177 $  279,402 $  349,691
 Depreciation
  and
  amortization    103,792    109,195    110,763    141,892    175,244
 Stock
  compensation
  expense           3,357      3,129      2,661     20,078     30,168
                ---------- ---------- ---------- ---------- ----------
 Operating
  income before
  depreciation
  and
  amortization -
  United
  States       $  257,795 $  309,568 $  357,601 $  441,372 $  555,103
                ========== ========== ========== ========== ==========

 International
 Income (loss)
  from
  operations   $   (3,306)$    5,350 $   12,438 $   16,264 $   23,155
 Depreciation
  and
  amortization     11,715     13,339     15,033     17,796     21,563
 Stock
  compensation
  expense               -          -          -      1,951      3,858
                ---------- ---------- ---------- ---------- ----------
 Operating
  income before
  depreciation
  and
  amortization -
  Interna-
  tional       $    8,409 $   18,689 $   27,471 $   36,011 $   48,576
                ========== ========== ========== ========== ==========

Free cash flow:
 Cash flow from
  operating
  activities   $   98,628 $   92,123 $  135,533 $  101,860 $  235,975
 Acquisition of
  property and
  equipment,
  net             (20,503)   (20,770)   (38,445)   (37,611)   (38,689)
 Overture
  receivable
  settled
  through
  acquisition           -          -          -     28,071          -
                ---------- ---------- ---------- ---------- ----------
 Free
  cash flow    $   78,125 $   71,353 $   97,088 $   92,320 $  197,286
                ========== ========== ========== ========== ==========

Free cash flow (Trailing Twelve Months):
 Cash flow from
  operating
  activities   $  353,633 $  342,374 $  405,642 $  428,144 $  565,491
 Acquisition of
  property and
  equipment,
  net             (64,769)   (71,238)   (96,390)  (117,329)  (135,515)
 Change in
  long-term
  deferred
  revenue         (30,000)         -          -          -          -
 Overture
  receivable
  settled
  through
  acquisition           -          -          -     28,071     28,071
                ---------- ---------- ---------- ---------- ----------
 Free
  cash flow    $  258,864 $  271,136 $  309,252 $  338,886 $  458,047
                ========== ========== ========== ========== ==========

    CONTACT: Yahoo! Inc.
             Media Relations Contacts:
             Brian Nelson, 408-349-7329
             bnelson@yahoo-inc.com
             Investor Relations Contact:
             Cathy La Rocca, 408-349-5188
             cathy@yahoo-inc.com
             or
             Fleishman-Hillard
             Ruben Osorio, 415-318-4108
             osorior@fleishman.com